Exhibit 99.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc. Reports Fiscal 2016 Earnings Results

Completes Credit Facility Expansion

ATLANTA - February 22, 2017 - Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today reported results for fiscal 2016 that ended December 25, 2016.

PLKI reported net income of $42.8 million, or $1.98 per diluted share, compared to $44.1 million, or $1.91 per diluted share in 2015. Adjusted earnings per diluted share(1) were $2.12, compared to $1.91 in 2015, representing an increase of 11%, consistent with previous guidance.

“We are pleased to report another year of strong performance at Popeyes,” said Cheryl Bachelder, Popeyes Chief Executive Officer. “Driving the top line through a careful balance of innovative offerings and core menu value has created momentum in the fourth quarter, despite challenging market conditions. In 2016, we delivered global same-store sales growth of 1.7%, our 8th consecutive year of positive same-store sales growth, and 216 new restaurant openings around the world.”

Fiscal 2016 Highlights

System Sales Performance:

•	Global system-wide sales increased 7.4%, for a two-year compounded growth rate of over 20%.

•	Global same-store sales increased 1.7% in 2016, compared to a 5.9% increase last year, for a two-year compounded growth rate of 7.7%.

•	Total domestic same-store sales increased 1.4%, compared to 5.7% last year, the eighth consecutive year of positive same-store sales growth.

•	International same-store sales increased 4.4%, compared to 7.0% last year, the tenth consecutive year of positive same-store sales growth.

•	Popeyes market share of the domestic Chicken-Quick Service Restaurant segment reached 26.5% for 2016, an increase from 25.5% in 2015.

Openings:

•	The Popeyes system opened 216 restaurants, which included 118 domestic and 98 international restaurants, compared to 219 total openings in the prior year.

•	Net restaurant openings were 158, compared to 166 net restaurant openings in the prior year.

Key Financial Metrics:

•	Total revenues increased approximately 3.8% to $268.9 million in 2016, from $259.0 million in 2015.

•	Company-operated restaurant operating profit(1) was $20.7 million, or 19.1% of sales, compared to $21.9 million, or 20.0% of sales in 2015.

•	Operating EBITDA(1) was $88.7 million, or 33.0% of total revenues, compared to $84.0 million, or 32.4% of total revenues in 2015, a 5.6% increase.

•	Free cash flow(1) was $56.0 million, compared to $49.9 million in 2015.

•	The Company repurchased approximately 1.8 million shares of its common stock for approximately $100.0 million.

NEWS RELEASE

Fourth Quarter 2016 Highlights:

•	Reported net income was $9.2 million, or $0.44 per diluted share, compared to $9.6 million, or $0.42 per diluted share in the fourth quarter 2015. Adjusted earnings per diluted share(1) were $0.48, compared to $0.42 in 2015, representing an increase of 14.3%.

•	Global same-store sales increased 2.8%.

•	Total domestic same-store sales increased 3.0%, compared to 2.0% in the fourth quarter of 2015, for a two-year compounded growth rate of 5.1%.

•	International same-store sales increased 1.6%, compared to 8.5% in the fourth quarter of 2015, for a two-year compounded growth rate of 10.2%.

•	The Popeyes system opened 89 new restaurants compared to 82 new restaurants in the fourth quarter of 2015.

(1) Adjusted earnings per diluted share, operating EBITDA, operating EBITDA margin, Company-operated restaurant operating profit, Company-operated restaurant operating profit margin and free cash flow are supplemental non-GAAP measures of performance. See the heading entitled “Management’s Use of Non-GAAP Financial Measures.”

Capital Structure Update

On February 15, 2017, the Company increased the aggregate revolving loan commitments under its 2016 revolving credit facility to $400 million. With the $150 million expansion, availability for short-term borrowings and letters of credit under the amended and restated credit facility is $244.4 million. There were no changes to any other key terms of the credit facility.

NEWS RELEASE

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest Quick-Service Restaurant (“QSR”) chicken concept based on number of units. As of December 25, 2016, Popeyes had 2,688 operating restaurants in the United States, three territories, and 25 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

PLKI Contact Information

Investor inquiries:	Media inquiries:
Popeyes Louisiana Kitchen, Inc.	Popeyes Louisiana Kitchen, Inc.
Anita Booe, 404-459-4665	Renee Kopkowski, 404-459-4630
Director, Investor Relations	Vice President, Brand Communications
anita.booe@popeyes.com	renee.kopkowski@popeyes.com

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Balance Sheets

As of December 25, 2016, and December 27, 2015

(In millions, except share data)

	2016	2015
Current assets:
Cash and cash equivalents	$11.6	$9.1
Accounts and current notes receivable, net	9.5	9.2
Other current assets	4.9	8.5
Advertising cooperative assets, restricted	33.8	35.4

Total current assets	59.8	62.2

Long-term assets:
Property and equipment, net	95.6	97.7
Goodwill	11.0	11.1
Trademarks and other intangible assets, net	93.7	94.2
Other long-term assets, net	2.1	1.5

Total long-term assets	202.4	204.5

Total assets	$262.2	$266.7

Current liabilities:
Accounts payable	$7.8	$6.7
Other current liabilities	13.0	13.1
Current debt maturities	0.5	0.3
Advertising cooperative liabilities	33.8	35.4

Total current liabilities	55.1	55.5

Long-term liabilities:
Long-term debt	159.3	112.3
Deferred credits and other long-term liabilities	39.4	39.3

Total long-term liabilities	198.7	151.6

Commitments and contingencies
Shareholders’ equity:
Preferred stock ($.01 par value; 2,500,000 shares authorized; 0 issued and outstanding)	—	—
Common stock ($.01 par value; 150,000,000 shares authorized; 20,727,945 and 22,449,697 shares issued and outstanding at the end of fiscal years 2016 and 2015, respectively)	0.2	0.2
Capital in excess of par value	—	—
Retained earnings	8.3	59.6
Accumulated other comprehensive loss	(0.1)	(0.2)

Total shareholders’ equity	8.4	59.6

Total liabilities and shareholders’ equity	$262.2	$266.7

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Statements of Operations

(In millions, except per share data)

	12 Weeks Ended		Fiscal Year Ended
	(unaudited)	(unaudited)
	12/25/2016	12/27/2015	12/25/2016	12/27/2015
Revenues:
Sales by Company-operated restaurants	$22.4	$24.3	$108.3	$109.5
Franchise royalties and fees	37.1	33.4	154.8	144.0
Rent from franchised restaurants	1.5	1.3	5.8	5.5

Total revenues	61.0	59.0	268.9	259.0

Expenses:
Restaurant food, beverages and packaging	7.1	7.7	34.2	35.3
Restaurant employee, occupancy and other expenses	11.3	12.0	53.4	52.3
General and administrative expenses	21.6	20.4	89.5	84.3
Occupancy expenses - franchise restaurants	0.9	0.8	3.1	3.1
Depreciation and amortization	2.4	2.2	10.1	9.7
Other expenses (income), net	0.5	0.1	4.1	—

Total expenses	43.8	43.2	194.4	184.7

Operating profit	17.2	15.8	74.5	74.3
Interest expense, net	1.2	0.9	4.6	3.7

Income before income taxes	16.0	14.9	69.9	70.6
Income tax expense	6.8	5.3	27.1	26.5

Net income	$9.2	$9.6	$42.8	$44.1

Earnings per common share, basic:	$0.45	$0.43	$2.00	$1.94

Earnings per common share, diluted:	$0.44	$0.42	$1.98	$1.91

Weighted-average shares outstanding:
Basic	20.5	22.3	21.4	22.7
Diluted	20.8	22.6	21.6	23.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Consolidated Statements of Cash Flows

For Fiscal Years 2016 and 2015

(In millions)

	2016	2015
Cash flows provided by (used in) operating activities:
Net income	$42.8	$44.1
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	10.1	9.7
Asset impairments	3.7	—
Net (gain) loss on sale and disposal of assets	0.4	(0.1)
Deferred income taxes	(2.3)	4.2
Non-cash interest expense, net	0.4	0.4
Excess tax benefit from share-based payment arrangements	(1.0)	(7.6)
Stock-based compensation expense	6.8	6.7
Change in operating assets and liabilities:
Accounts receivable	(0.2)	(0.5)
Other operating assets	4.8	6.7
Accounts payable and other operating liabilities	0.9	(0.9)

Net cash provided by operating activities	66.4	62.7

Cash flows provided by (used in) investing activities:
Capital expenditures	(10.4)	(12.8)
Proceeds from dispositions of property and equipment	0.2	0.2

Net cash used in investing activities	(10.2)	(12.6)

Cash flows provided by (used in) financing activities:
Principal payments - 2013 credit facility	(109.0)	(3.0)
Borrowings under 2013 credit facility	—	6.0
Borrowings under 2016 credit facility	155.5	—
Excess tax benefits from share-based payment arrangements	1.0	7.6
Share repurchases	(100.0)	(62.0)
Proceeds from exercise of employee stock options	0.5	2.5
Debt issuance costs	(1.1)	—
Other financing activities, net	(0.6)	(0.5)

Net cash provided by (used in) financing activities	(53.7)	(49.4)

Net increase (decrease) in cash and cash equivalents	2.5	0.7
Cash and cash equivalents at beginning of year	9.1	8.4

Cash and cash equivalents at end of year	$11.6	$9.1

NEWS RELEASE

Popeyes Louisiana Kitchen, Inc.

Summary of System-Wide Data

	12 Weeks Ended		Fiscal Year Ended
	12/25/2016	12/27/2015	12/25/2016	12/27/2015
Same-store sales growth
Company-operated restaurants	(0.7)%	(3.1)%	(2.4)%	(0.4)%
Domestic franchised restaurants	3.1%	2.2%	1.5%	6.0%
Total domestic (company-operated and franchised restaurants)	3.0%	2.0%	1.4%	5.7%
International franchised restaurants	1.6%	8.5%	4.4%	7.0%
Total global system	2.8%	2.8%	1.7%	5.9%
Company-operated restaurants (all domestic)
Restaurants at beginning of period	72	68	70	65
New restaurant openings	—	2	2	5
Transfer to franchised restaurants	(17)	—	(17)	—

Restaurants at end of period	55	70	55	70

Franchised restaurants (domestic)
Restaurants at beginning of period	1,964	1,857	1,900	1,805
New restaurant openings	52	52	116	120
Transfer from Company-operated restaurants	17	—	17	—
Permanent closings	(7)	(8)	(16)	(21)
Temporary (closings)/re-openings, net	(14)	(1)	(5)	(4)

Restaurants at end of period	2,012	1,900	2,012	1,900

Franchised restaurants (international)
Restaurants at beginning of period	595	550	569	509
New restaurant openings	37	28	98	94
Permanent closings	(10)	(13)	(42)	(32)
Temporary (closings)/re-openings, net	(1)	4	(4)	(2)

Restaurants at end of period	621	569	621	569

Total restaurant count at end of period	2,688	2,539	2,688	2,539

NEWS RELEASE

Management’s Use of Non-GAAP Financial Measures

Adjusted earnings per diluted share, operating EBITDA, operating EBITDA margin, Company-operated restaurant operating profit, Company-operated restaurant operating profit margin and free cash flow are supplemental non-GAAP financial measures. The Company uses adjusted earnings per diluted share, operating EBITDA, operating EBITDA margin, Company-operated restaurant operating profit, Company-operated restaurant operating profit margin, free cash flow and consolidated total leverage ratio, in addition to earnings per share, net income, operating profit and cash flows from operating activities to assess its performance and believes it is important for investors to be able to evaluate the Company using the same measures used by management. The Company believes these measures are important indicators of its operational strength and the performance of its business. Adjusted earnings per diluted share, operating EBITDA, operating EBITDA margin, Company-operated restaurant operating profit, Company-operated restaurant operating profit margin, free cash flow and consolidated total leverage ratio as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. In addition, adjusted earnings per diluted share, operating EBITDA, operating EBITDA margin, Company-operated restaurant operating profit, Company-operated restaurant operating profit margin, free cash flow and consolidated total leverage ratio: (a) do not represent earnings per share, net income, operating profit, cash flows from operating activities as defined by GAAP; (b) are not necessarily indicative of cash available to fund cash flow needs; and (c) should not be considered as an alternative to earnings per share, net income, operating profit, cash flows from operating activities or other financial information determined under GAAP.

Adjusted Earnings Per Diluted Share: Calculation and Definition

The Company defines adjusted net income for the periods presented as the Company’s reported net income after adjusting for certain non-operating items consisting of the following:

i.	other expense (income), net, as follows:

•	fourth quarter 2016 includes $0.5 million net loss on sale and disposal of assets in other expense (income), net.

•	fourth quarter 2015 includes $0.1 million for executive transition expenses.

•	fiscal 2016 includes $3.7 million in asset impairments and $0.4 million net loss of the sale and disposal of assets;

•	fiscal 2015 includes $0.4 million for recoveries under Deepwater Horizon Economic and Property Damages Settlement Program and $0.2 million net gain on the sale of assets offset by $0.5 million related to executive transition expenses and $0.1 million net loss on the sale and disposal of assets;

ii.	for fiscal 2016, $0.5 million in income tax expense for an out-of-period adjustment to the Company’s valuation allowance on a deferred tax asset associated with a non-operating property held for sale as discussed in Note 18 to the Consolidated Financial Statements; and

iii.	the tax effect of these adjustments at the effective statutory rates.

NEWS RELEASE

Adjusted earnings per diluted share provides the per share effect of adjusted net income on a diluted basis. The following table reconciles on a historical basis for fiscal years 2016 and 2015, the Company’s adjusted earnings per diluted share on a consolidated basis to the line on its consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statement of operations:

	12 weeks ended		Fiscal Year Ended
(In millions, except per share data)	12/25/2016	12/27/2015	12/25/2016	12/27/2015
Net income	$9.2	$9.6	$42.8	$44.1
Other expense (income), net	0.5	0.1	4.1	—
Deferred tax asset valuation allowance	0.5	—	0.5	—
Tax effect	(0.2)	(0.1)	(1.6)	$—

Adjusted net income	$10.0	$9.6	$45.8	$44.1

Adjusted earnings per diluted share	$0.48	$0.42	$2.12	1.91

Weighted average diluted shares outstanding	20.8	22.6	21.6	23.1

NEWS RELEASE

Operating EBITDA: Calculation and Definition

The Company defines operating EBITDA as “earnings before interest expense, taxes, depreciation and amortization, and other expenses (income), net.” The following table reconciles on a historical basis for the fiscal years 2016 and 2015, respectively, the Company’s operating EBITDA on a consolidated basis to the line on its consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure. Operating EBITDA margin is defined as operating EBITDA divided by total revenues.

(Dollars in millions)	2016	2015
Net income	$42.8	$44.1
Interest expense, net	4.6	3.7
Income tax expense	27.1	26.5
Depreciation and amortization	10.1	9.7
Other expenses (income), net	4.1	—

Operating EBITDA	$88.7	$84.0

Total revenues	$268.9	$259.0

Operating EBITDA margin	33.0%	32.4%

Company-operated Restaurant Operating Profit: Calculation and Definition

The Company defines Company-operated restaurant operating profit as sales by Company-operated restaurants minus restaurant food, beverages and packaging minus restaurant employee, occupancy and other expenses. The following table reconciles on a historical basis for fiscal years 2016 and 2015, Company-operated restaurant operating profit to the line item on its consolidated statement of operations entitled sales by Company-operated restaurants, which the Company believes is the most directly comparable GAAP measure on its consolidated statement of operations. Company-operated restaurant operating profit margin is defined as Company-operated restaurant operating profit divided by sales by Company-operated restaurants.

	Fiscal Year Ended
(Dollars in millions)	12/25/2016	12/27/2015
Sales by Company-operated restaurants	$108.3	$109.5
Restaurant food, beverages and packaging	(34.2)	(35.3)
Restaurant employee, occupancy and other expenses	(53.4)	(52.3)

Company-operated restaurant operating profit	$20.7	$21.9

Company-operated restaurant operating profit margin	19.1%	20.0%

NEWS RELEASE

Free Cash Flow: Calculation and Definition

The Company defines “free cash flow” as net cash provided by operating activities less capital expenditures. Free cash flow is an important measure utilized by management in determining the amount of cash available for reinvestment in our strategic initiatives, share repurchases, and reduction of long-term debt. We believe it provides a more representative assessment of operating cash flows and that it is important for investors to be able to evaluate the Company using the same measures as management. Free cash flow is not a term defined by GAAP, and as a result, our measure of free cash flow might not be comparable to similarly titled measures used by other companies and does not represent residual cash available for discretionary investments. Free cash flow should be considered as supplemental in nature and not be considered in isolation or as a substitute for our liquidity as reported in the Company’s consolidated statements of cash flows prepared in accordance with GAAP.

The following table reconciles on a historical basis for fiscal years 2016 and 2015, the Company’s free cash flow on a consolidated basis to the line on its consolidated statement of operations entitled net income, which the Company believes is the most directly comparable GAAP measure on its consolidated statement of operations.

	Fiscal Year Ended
(Dollars in millions)	12/25/2016	12/27/2015
Net cash provided by operating activities	$66.4	$62.7
Capital expenditures (a)	(10.4)	(12.8)

Free cash flow	$56.0	$49.9

(a) Our capital expenditures consist primarily of new restaurant construction, equipment replacements, re-imaging activities associated with Company-operated restaurants, investments in information technology and other capital assets.

NEWS RELEASE

Consolidated Total Leverage Ratio: Calculation and Definition

The Company uses Consolidated Total Leverage Ratio (“total leverage ratio”) to measure compliance with its covenants and borrowing capacity under its revolving credit facility. The Company also believes that its total leverage ratio is a helpful measure for investors to assess its overall debt leverage which affects its ability to refinance its long-term debt as it matures, the cost of existing debt, the capacity to incur additional debt to invest in its strategic initiatives, and the ability to repurchase and retire its common shares.

The Company calculates Consolidated Total Leverage Ratio, Consolidated Total Indebtedness and Consolidated EBITDA in accordance with its revolving credit facility. Consolidated Total Leverage Ratio is defined as the ratio of Consolidated Total Indebtedness divided by Consolidated EBITDA. Consolidated Total Indebtedness is generally defined as total indebtedness reflected on our balance sheet plus outstanding letters of credit. Consolidated EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization, other expenses (income), net, and stock-based compensation expense for the four immediately preceding fiscal quarters.

Set forth below is the calculation of Consolidated Total Leverage Ratio as of December 25, 2016 and December 27, 2015 and the reconciliations of Consolidated Total Indebtedness and Consolidated EBITDA to their most comparable GAAP measures: current debt maturities and long-term debt, for Consolidated Indebtedness, and net income, for Consolidated EBITDA.

	52 weeks ended
(dollars in millions)	12/25/2016	12/27/2015
Current debt maturities	$0.5	$0.3
Long-term debt	159.3	112.3

Total indebtedness	159.8	112.6
Plus: outstanding letters of credit	0.1	0.1

Consolidated Total Indebtedness	$159.9	$112.7

Net income	$42.8	$44.1
Interest expense, net	4.6	3.7
Income tax expense	27.1	26.5
Depreciation and amortization	10.1	9.7
Other expenses (income), net	4.1	—
Stock-based compensation expense	6.8	6.7

Consolidated EBITDA	$95.5	$90.7

Consolidated Total Leverage Ratio	1.7	1.2

Forward-Looking Statements:

This Press Release contains “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Examples of such statements in this Press Release include discussions regarding the Company’s planned implementation of its strategic plan, expectations regarding future growth, planned share repurchases, projections and expectations regarding same-store sales for fiscal 2017 and beyond, expected capital expenditures, guidance for new restaurant openings and closures, effective income tax rate, and the Company’s anticipated 2017 and long-term performance, including projections regarding general and administrative expenses, net earnings per diluted share, and similar statements of belief or expectation regarding future events. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: competition from other restaurant concepts and food retailers, disruptions in the financial markets, the loss of franchisees and other business

NEWS RELEASE

partners, labor shortages or increased labor costs, increased costs of our principal food products, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, instances of avian flu or other food-borne illnesses, general economic conditions, the loss of senior management and the inability to attract and retain additional qualified management personnel, limitations on our business under our credit facility, our ability to comply with the repayment requirements, covenants, tests and restrictions contained in our credit facility, failure of our franchisees, a decline in the number of franchised units, a decline in our ability to franchise new units, slowed expansion into new markets, unexpected and adverse fluctuations in quarterly results, increased government regulation, the reliability of our information technology systems and network security, effects of volatile gasoline prices, supply and delivery shortages or interruptions, cyber security risks, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, uncertainties as to the timing of the proposed transaction with RBI, uncertainties as to the percentage of the Company’s shareholders tendering shares in the proposed transaction with RBI, the possibility that competing offers will be made, the possibility that various closing conditions for the proposed transaction with RBI may not be satisfied or waived, the effects of disruption caused by the proposed transaction with RBI making it more difficult to maintain relationships with employees, franchisees, vendors and other business partners, the risk that shareholder litigation in connection with the proposed transaction with RBI may result in significant costs of defense, indemnification and liability, the risk that the transaction with RBI may not be completed and the other risk factors detailed in our Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.